EXHIBIT 99.1
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JONES LANG LASALLE                NEWS RELEASE



FOR IMMEDIATE RELEASE


                                  200 East Randolph Drive
                                  Chicago Illinois 60601


                                  22 Hanover Square
                                  London W1A 2BN


Contact:   Lauralee Martin
           Chief Financial Officer

Phone:     +1 312 228 2073

Email:     Lauralee.martin@am.joneslanglasalle.com



        JONES LANG LASALLE ANNOUNCES FOUR PERCENT REDUCTION IN
         WORKFORCE TO MEET EXPECTED GLOBAL ECONOMIC CONDITIONS


CHICAGO AND LONDON, JANUARY 3, 2003 - Jones Lang LaSalle Incorporated (NYSE: JLL), the leading global real estate services and investment management firm, announced today actions to reduce its workforce by approximately 300 positions, or four percent. "As I stated in our third quarter earnings announcement, we are committed to positioning the firm for earnings growth in 2003." said Chris Peacock, President and Chief Executive Officer of Jones Lang LaSalle. "This reduction in workforce is a prudent measure in response to continued economic weakness in key global markets. We have made these decisions carefully with a balance to keep the firm financially strong, maintain our leadership market positions, and deliver the levels of client service for which we are known."

The severance charges together with an additional impairment charge of $1 million for a discontinued land investment will result in a total pre tax charge in the range of approximately $12.5 million in the fourth quarter of 2002. The firm continues to expect ongoing earnings excluding these charges to be at the low end of its earnings guidance of $1.00 to $1.20 and including the charges to report GAAP earnings per diluted share of between $.75 to $.85 for 2002. In addition the firm reiterated that it expected to pay down its debt by more than $20 million.


ABOUT JONES LANG LASALLE

Jones Lang LaSalle is the world's leading real estate services and investment management firm, operating across more than 100 markets on five continents. The company provides comprehensive integrated expertise, including management services, implementation services and investment management services on a local, regional and global level to owners, occupiers and investors. Jones Lang LaSalle is also the industry leader in property and corporate facility management services, with a portfolio of approximately 725 million square feet (67 million square meters) under management worldwide. LaSalle Investment Management, the company's investment management business, is one of the world's largest and most diverse real estate investment management firms, with in excess of $23 billion of assets under management.



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Statements in this press release regarding, among other things, future financial results and performance, achievements, plans and objectives may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives of Jones Lang LaSalle to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Quantitative and Qualitative Disclosures about Market Risk," and elsewhere in Jones Lang LaSalle's Annual Report on Form 10-K for the year ended December 31, 2001, under "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Quantitative and Qualitative Disclosures about Market Risk," and elsewhere in Jones Lang LaSalle's Quarterly Report on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2002, in Jones Lang LaSalle's Proxy Statement dated April 4, 2002, and in other reports filed with the Securities and Exchange Commission. Statements speak only as of the date of this release. Jones Lang LaSalle expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in Jones Lang LaSalle's expectations or results, or any change in events.





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